UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 2)
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 12, 2011

NVE Corporation
(Exact name of registrant as specified in its charter)

Minnesota	000-12196	41-1424202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11409 Valley View Road, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 829-9217

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This Amendment Number 2 to Form 8-K is being filed to disclose an amendment to a Supply Agreement by and between NVE Corporation and Phonak AG.

Item 1.01 Entry into a Material Definitive Agreement

General information
     Phonak AG develops, manufactures, and sells hearing systems using our spintronic sensors under our Supply Agreement.

Description of the Terms of the Agreement
     On January 12, 2011 we executed an amendment to the Supply Agreement pursuant to a letter of intent executed May 12, 2010. The amendment includes provisions to extend the Supply Agreement term through March 31, 2015, expand NVE products under the scope of the Supply Agreement, minimum usage requirements, and pricing provisions.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date January 12, 2011	NVE CORPORATION (Registrant) /s/ DANIEL A. BAKER Daniel A. Baker President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit #	Description

10.1	Supply Agreement by and between the company and Phonak AG (incorporated by reference to our Current Report on Form 8-K filed May 6, 2009).
10.2+	Letter of Intent relating to Supply Agreement by and between NVE Corporation and Phonak AG (incorporated by reference to our Current Report on Form 8-K filed May 12, 2010).
10.3+	Amendment to Supply Agreement dated January 12, 2011 by and between NVE Corporation and Phonak AG (filed with this Current Report on Form 8-K/A).

+Confidential portions of this exhibit were deleted and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 or Rule 406.